As filed with the Securities and Exchange Commission on May 2, 2025

Registration No. 333-286588

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Auna S.A.

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant's name into English)

Grand Duchy of Luxembourg	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

6, rue Jean Monnet
L-2180 Luxembourg
Grand Duchy of Luxembourg
+51 1-205-3500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Maurice Blanco
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. We and the selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and neither we nor the selling securityholders are soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 2, 2025

PROSPECTUS

US$1,000,000,000 Class A Ordinary Shares offered by the Company
and
Up to 33,000,000 Class A Ordinary Shares offered by the selling securityholders

Auna S.A.
(incorporated in the Grand Duchy of Luxembourg)

Auna S.A., or Auna, a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office located at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590, may offer from time to time class A shares, with a nominal value of US$0.01 per share (“class A shares”), in one or more offerings up to a maximum aggregate offering price of US$1,000,000,000 (the “Primary Offering Securities”). Our class A shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “AUNA.” The closing price of our class A shares, as reported on the NYSE on May 2, 2025, was US$6.92.

In addition, this prospectus also relates to the offer and resale from time to time by any selling securityholders named in a prospectus supplement (the “selling securityholders”), of an aggregate of up to 33,000,000 class A shares held by them and covered by this prospectus (the “Secondary Offering Securities”), through any means described in the section entitled “Plan of Distribution.” We refer to the Primary Offering Securities and the Secondary Offering Securities, collectively, as the “Securities.”

We will receive proceeds from the issuance and sale of our Primary Offering Securities. We will not receive proceeds from the sale of Secondary Offering Securities by the Selling Securityholder.

We will provide the specific terms of the securities, and the manner in which they will be offered, in one or more supplements to this prospectus. Any supplement may also add, update or change information contained, or incorporated by reference, into this prospectus. You should read carefully both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before you invest in our securities. The amount and price of the offered securities will be determined at the time of the offering.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers and agents; or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any option to purchase additional securities held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus may not be used to offer or sell any securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is May 2, 2025

table of contents

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we and any Selling Securityholder may, from time to time, offer and sell the Securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the Securities that we and any Selling Securityholder may offer. Each time we or the selling securityholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering, including the specific amounts, prices and terms of the offered securities. More specific terms of any class A shares that any Selling Securityholder offers and sells may be provided in a prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Risk Factors,” “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. Capitalized terms not defined herein shall have the meanings assigned to them in our 2024 Annual Report.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

Prior to July 6, 2023, we were incorporated in Peru as an openly held corporation (sociedad anónima abierta) named Auna S.A.A. On July 6, 2023, we redomiciled to Luxembourg by way of a merger with Auna S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office located at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B267590, with Auna S.A. continuing as the surviving entity.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Auna,” the “Company,” “our company,” “we,” “us” and “our” may refer, as the context requires, to Auna S.A. and its consolidated subsidiaries after giving effect to the merger or to Auna S.A.A. and its consolidated subsidiaries prior to the merger. The class A shares that may be offered using this prospectus are referred to collectively as the securities.

Special Note On Forward-Looking Statements

This prospectus, the registration statement of which it forms a part, and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are also forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of our operations as set forth in the sections of this prospectus.

The forward-looking statements are based on the current expectations of our management and are inherently subject to uncertainties and changes in circumstance and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These risks and uncertainties include factors relating to:

•	events or conditions that adversely affect our reputation or our image and our ability to support and strengthen our brands’ reputation among members, patients, medical community or suppliers;

•	our ability to implement estimate and control healthcare costs or raise prices to offset cost;

•	our ability to successfully manage relationships with third-party payers;

•	changes in reimbursement regulation or social security regimes;

•	the availability and effective operation of management information systems and other technology;

•	our ability to protect ourselves against cybersecurity risks;

•	our ability to successfully compete in all segments and geographical markets where we currently conduct business or may conduct businesses in the future;

•	our ability to continue attracting and retaining new appropriately-skilled employees, especially for our medical staff;

•	our compliance with, and changes to, government laws, regulations, or changes to the interpretations of such laws and regulations, and tax matters that currently apply to us in Mexico, Peru and Colombia;

•	our ability to make acquisitions on favorable terms and to integrate them successfully into our existing operations;

•	our ability to arrange financing when required and on reasonable terms;

•	our ability to manage operations at our current size or manage growth effectively;

•	our ability to diversify our suppliers for medical equipment and supplies, as well as distressed supply chains, could increase our costs and create operational risks;

•	potential liability in connection with managing medical practices, onsite clinics and other types of medical facilities;

•	the outcome of litigation, regulatory audits and investigations;

•	our compliance with applicable privacy, security and data laws, regulations and standards;

•	general economic, financial, political, demographic and business conditions in Mexico, Peru and Colombia and their impact on our business;

•	adverse weather conditions, including those related to climate change events, and public health threats or outbreaks of communicable diseases, such as the COVID-19 virus and others;

•	government intervention and trade barriers, resulting in changes in the economy, taxes, rates, prices or regulatory environment, and investors’ perception of the political instability in the countries where we operate;

•	fluctuations in interest, inflation and exchange rates in any of the countries where we operate or may serve in the future;

•	the interests of our principal shareholders;

•	the prices of our class A shares may be volatile or may decline regardless of our operational performance;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by our management prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We do not undertake any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult.

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and expected growth of the healthcare industries in Mexico, Peru and Colombia, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information, as indicated. Industry reports, publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

In some cases, we do not expressly refer to the sources from which this data is derived. While we have compiled, extracted, and reproduced industry data from these sources and are not aware of any misstatements regarding the industry data presented herein, we have not independently verified the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements. Moreover, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” in this prospectus.

The Company

Auna is a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg. Our mission is to lead the transformation of healthcare throughout Spanish-speaking Latin America by expanding access to millions of Latin Americans and delivering high-quality, value-based, high-complexity, and affordable care, providing lifelong engagement for our population through both digital and physical channels. We operate hospitals and clinics in Mexico, Peru and Colombia and provide prepaid healthcare plans in Peru and Mexico. Our focus lies in providing access to healthcare, prioritizing prevention and concentrating on some of the high-complexity diseases that contribute the most to healthcare expenditures, such as oncology, traumatology and orthopedics, cardiology and neurological procedures. Our model offers an accessible and integrated healthcare experience to a broad segment of the population in the markets we serve. We offer an end-to-end healthcare ecosystem that provides our members and patients with access to lifelong healthcare and various healthcare plan options, which empowers them to be in control of their own health journey, while offering them exceptional patient experiences and medical resolutions in their disease care. Our care delivery approach reflects our human-centered and patient-obsessed lens.

We have determined that our reportable segments are: (i) Oncosalud Peru, (ii) Healthcare Services in Peru, (iii) Healthcare Services in Colombia and (iv) Healthcare Services in Mexico. Our Oncosalud Peru segment consists of our prepaid healthcare plans and oncology services provided at our Oncosalud Peru segment facilities, including services provided under our prepaid plans and third-party healthcare plans and paid for out-of-pocket by our patients. Our Healthcare Services in Peru segment consists of healthcare services provided at any of our facilities in Peru other than those in the Oncosalud network. Oncosalud Peru is a payer to Healthcare Services in Peru, as are other third-party payers, for oncology and general healthcare services provided to it by our Healthcare Services in Peru segment, and the cost of such services are reflected as a cost to our Oncosalud Peru segment and a revenue to our Healthcare Services in Peru segment in our segment reporting. Our Healthcare Services in Colombia segment consists of healthcare services provided at any of our facilities in Colombia. Our Healthcare Services in Mexico segment consists of healthcare services provided at any of our facilities in Mexico and dental and vision insurance plans. In connection with our acquisition of Grupo OCA in October 2022, we added the Healthcare Services in Mexico segment to our reportable segments beginning with the fourth quarter of 2022. The accounting policies we follow for these segments are the same as those for the Company on a consolidated basis.

Our principal executive offices are located at 6 rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg. Our telephone number is +51 1-205-3500. Investors should contact us for any inquiries through the address and telephone number included in this paragraph. Our principal website is http://aunainvestors.com. The information contained in, or accessible through, our website is not incorporated by reference in, and should not be considered part of, this prospectus or the registration statement of which it forms a part.

Risk Factors

Investing in the securities offered using this prospectus involves risk. Before you decide to buy our securities, you should carefully consider the risks described under the heading “Risk Factors” in our most recent annual report for the fiscal year ended December 31, 2024 on Form 20-F, filed with the SEC on April 10, 2025 (along with any further amendments thereto, or our “2024 Annual Report”), which is incorporated herein by reference, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Enforceability of Civil Liabilities

We are a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg. Most of the members of our board of directors, our senior management and the experts named in this prospectus reside outside the United States and a substantial portion of their assets are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these individuals or upon us or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against us in the United States. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in Luxembourg and penalty clauses and similar clauses on damages or liquidated damages are allowed to the extent that they provide for a reasonable level of damages and the courts of Luxembourg have the right to reduce or increase the amount thereof if it is unreasonably high or low.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. A valid judgment obtained from a court of competent jurisdiction in the United States may be entered and enforced through a court of competent jurisdiction in Luxembourg, subject to compliance with the enforcement procedures (exequatur). The enforceability in Luxembourg courts of judgments rendered by U.S. courts will be subject, prior to any enforcement in Luxembourg, to the procedure and the conditions set forth in the Luxembourg procedural code, which conditions may include that as of the date of this prospectus (which may change):

•	the judgment of the U.S. court is final and enforceable (exécutoire) in the United States;

•	the U.S. court had jurisdiction over the subject matter leading to the judgment (that is, its jurisdiction was in compliance both with Luxembourg private international law rules and with the applicable domestic U.S. federal or state jurisdictional rules);

•	the U.S. court has applied to the dispute the substantive law that would have been applied by Luxembourg courts. Based on recent case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court;

•	the judgment was granted following proceedings where the counterparty had the opportunity to appear and, if it appeared, to present a defense, and the decision of the foreign court must not have been obtained by fraud, but in compliance with the rights of the defendant;

•	the U.S. court has acted in accordance with its own procedural laws; and

•	the decisions and the considerations of the U.S. court must not be contrary to Luxembourg international public policy rules or have been given in proceedings of a tax or criminal nature or rendered subsequent to an evasion of Luxembourg law (fraude à la loi). It cannot be excluded that awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, which are classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages, would not be recognized by Luxembourg courts). Ordinarily an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages such punitive damages may be considered as a penalty.

In addition, actions brought in a Luxembourg court against us or the members of our board of directors, our other officers and the experts named herein to enforce liabilities based on U.S. federal securities laws may be subject to certain restrictions. In particular, Luxembourg courts do generally not award punitive damages. Litigation in Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in Luxembourg would have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German.

There exists no published case law in Luxembourg in relation to the recognition of limited recourse provisions by which a party agrees to limit its recourse against the other party to the assets available at any given point in time with such other party and there exists no published case law in Luxembourg in relation to the recognition of foreign law governed subordination provisions whereby a party agrees to subordinate its claims of another party. If a Luxembourg court had to analyze the enforceability of such provisions, it is in our view likely that it would consider the position taken by Belgian and Luxembourg legal scholars according to which limited recourse provisions are enforceable against the parties thereto but not against third parties.

A contractual provision allowing the service of process against a party to a service agent could be overridden by Luxembourg statutory provisions allowing the valid serving of process against a party subject to and in accordance with the laws of the country where such party is domiciled.

For these reasons, it may be difficult for a U.S. investor to bring an original action in a Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against us, the members of our board of directors and other executive officers and the experts named in this prospectus. In addition, even if a judgment against our company, the non-U.S. members of our board of directors, senior management or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or Luxembourg courts.

Capitalization

The following table sets forth our capitalization as of December 31, 2024:

	As of December 31, 2024
	Actual
	(in millions of US$)(1)		(in millions of S/)
Cash and cash equivalents	US$	62.6	S/	235.7
Term Loan		476.5		1,793.7
Notes		315.6		1,187.8
Other loans and borrowings		169.6		638.3
Total loans and borrowings(2)		961.7		3,619.8
Lease liabilities		39.3		147.9
Total debt		1,001.0		3,767.7
Share Capital		4.6		17.4
Share Premium		321.1		1,208.6
Reserves(3)		139.4		524.8
Retained losses		(72.7)		(273.5)
Non-controlling interest		38.7		145.7
Total equity		431.2		1,622.9
Total capitalization	US$	1,432.2	S/	5,390.6

(1)	Calculated based on an exchange rate of S/3.764 to US$1.00 as of December 31, 2024. See “Presentation of Financial and Other Information—Currency Translations.”

(2)	As of December 31, 2024, we had S/2,981.5 million (US$792.1 million) guaranteed secured loans and borrowings and S/786.3 million (US$208.9 million) guaranteed unsecured loans and borrowings.

(3)	Includes (i) other capital reserve, (ii) translation reserve, (iii) cost of hedging reserve and (iv) hedging reserve.

Selling Securityholders

The selling securityholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this prospectus, up to 33,000,000 class A shares (currently in the form of class B shares to be converted into class A shares prior to the offering) held by them. All of these class A shares (currently in the form of class B shares to be converted into class A shares prior to the offering) were acquired before our initial public offering, or IPO, in March 2024.

The selling securityholders initially acquired their ordinary shares through private placements on September 30, 2022 and November 1, 2022, and on July 6, 2023 through the subscription of ordinary shares in the merger of Auna S.A.A. with Auna S.A.  All of these ordinary shares were converted on March 4, 2024 through a reverse stock split into class B shares (which class B shares will be converted into class A shares prior to the offering).

Information about the selling securityholders, where applicable, including their identities, the amount of class A shares owned by each selling shareholder prior to the offering, the number of class A shares to be offered by each selling shareholder and the amount of class A shares to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling securityholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling securityholders may not sell any class A shares pursuant to this prospectus until we have identified such selling securityholders and the class A shares being offered for resale by such selling securityholders in a subsequent prospectus supplement. However, the selling securityholders may sell or transfer all or a portion of their class A shares pursuant to any available exemption from the registration requirements of the Securities Act.

Use of Proceeds

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities offered by us pursuant to this prospectus for general corporate purposes. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the applicable prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.

We will not receive any proceeds from the sale of class A shares to be offered by any of the selling securityholders pursuant to this prospectus and the applicable prospectus supplement.

Dividend Policy

The class A shares and class B shares will be entitled to participate equally in distributions made by us, with economic entitlement proportionate to the number of shares held (and not the voting power of a shareholder).

Any future determination regarding the declaration and payment of dividends, if any, will be subject to approval by holders of our class A shares and class B shares voting together at our annual shareholders’ meeting. Any determination by our board of directors to recommend for approval the declaration and payment of dividends will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

Because we are a holding company and all of our business is conducted through our subsidiaries, and as such, if we pay any dividends in the future, such dividends will be paid from funds we receive from our subsidiaries. Accordingly, our ability to pay dividends to shareholders is dependent on the earnings of, and dividends and other distributions from, our subsidiaries. See “Risk Factors.”

In 2022, 2023 and 2024, we did not pay dividends to our shareholders.

Description of Share Capital

Set forth below is certain information relating to our share capital, including brief summaries of the material provisions of our articles of association, the Act and certain related laws and regulations of Luxembourg.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association, as amended, and applicable Luxembourg law, including the Act.

General—Corporate Purpose, Registered Office, Fiscal Year and Duration of the Company

We are a Luxembourg public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg. The Company is governed by the laws of Luxembourg and in particular the Act.

Our articles of association provide that the Company’s corporate object is to hold, directly or indirectly, equity or other interests in other persons, including our subsidiaries, and take all actions as are necessary or useful to realize these objects. The Company has the power to carry out the following actions:

(1)	the acquisition, holding, management and disposal, in any form, by any means, directly or indirectly, of participations, rights and interests in, and obligations of, Luxembourg and non-Luxembourg companies, partnerships or other incorporated or non-incorporated entities;

(2)	the acquisition by purchase, subscription, assumption or in any other manner and the transfer by sale, exchange or in any other manner of equity securities, bonds, debentures, notes and other securities or financial instruments of any kind and contracts thereon or related thereto;

(3)	the ownership, administration, development and management of a portfolio of assets, including real estate assets and the assets referred to in (1) and (2) above on its own behalf and on behalf of third parties;

(4)	the holding, acquisition, disposal, development, licensing or sublicensing, and management of, or the investment in, any patents or other intellectual property rights of any nature or origin as well as the rights deriving therefrom;

(5)	the issuance of debt and equity securities in any currency and in any form including by way of: the issue of shares, notes, bonds, debentures or any other form of debt or equity security and in any manner, whether by way of private placement, public offering or otherwise; and borrowing from any third party, including banks, financial institutions, or other person whether or not affiliated with the Company;

(6)	to the extent permitted under Luxembourg law, the provision of any form of equity or debt funding or any other form of financial assistance in any currency and whether or not financed by any of the methods mentioned in (5) above and whether subordinated or unsubordinated, to any person including to the Company’s subsidiaries, affiliates and/or any other persons that may or may not be shareholders or affiliates of the Company;

(7)	the giving of guarantees or the creation of any form of encumbrance or security over all or any of its assets to guarantee or secure its own obligations or those obligations and undertakings of any other companies or persons that may or may not be shareholders or affiliates, and, generally, for its own benefit and/or the benefit of any other persons that may or may not be shareholders or affiliates of the Company;

(8)	taking any actions designed or intended to protect the Company against credit, currency exchange, interest rate or other risks; and

(9)	to undertake commercial activities in any jurisdiction and render services in general, directly or on behalf of third parties, subject to having obtained the requisite authorization.

The Company’s registered office is located at 6, rue Jean Monnet, L-2180 Luxembourg, Grand Duchy of Luxembourg.

The fiscal year of the Company begins on the first day of January of each year and ends on December 31 of the same year.

The Company is incorporated for an unlimited period of time.

Our authorized share capital amounts to US$11,500,000 consisting of:

(i)	500,000,000 authorized class A shares, with a nominal value of US$0.01 each, having the rights given to such class A shares in the articles of association of the Company; and

(ii)	65,000,000 authorized class B shares, with a nominal value of US$0.10 each, having the rights given to such class B shares in the articles of association of the Company.

The rights of the holders of the class A shares and the class B shares will be identical except for nominal value, voting and conversion rights. See “—Voting Rights.”

Our outstanding share capital is fully subscribed and fully paid up, consisting of 30,095,388 class A shares issued and outstanding and 43,917,577 class B shares issued and outstanding.

Board of Directors

Our articles of association provide that our business is to be managed and conducted by or under the direction of our board of directors. In managing the business of the Company, the board of directors may exercise all the powers of the Company that are not reserved by Luxembourg law or by our articles of association to the general meeting of the shareholders. There is no requirement in our articles of association or Luxembourg law that our directors hold any of our shares.

Our articles of association provide that our board of directors shall consist of no fewer than three directors, with the total number of directors being determined by the board from time to time. Our board of directors will be classified into three classes of directors that are, as nearly as possible, one third of the total number of directors constituting the entire board of directors. (i) The class A directors shall serve for an initial three-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2026, (ii) the class B directors shall serve for an initial four-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2027 and (iii) the class C directors shall serve for an initial five-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2028. Following the expiry of their initial term, each class of directors will be elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. Any director appointed to fill any vacancy on the board of directors must be put in a specific class and only serves until the term of such class expires.

A quorum of the board of directors shall be a majority of directors. No valid decision of the board of directors may be taken if the relevant resolution has not been approved by the majority of the directors present or represented. In case of an equality of votes, the chairman shall have the right to cast the deciding vote. The board of directors may also take decision by means of resolutions in writing signed by all directors. Each director has one vote. Our articles of association provide that any director may be removed at a shareholders’ meeting with or without cause by an ordinary resolution, and any vacancy may be filled by the board of directors (other than where a director is removed from office by the shareholders, in which case the shareholders shall elect a director to fill such vacancy by ordinary resolution in accordance with our articles of association), on a provisional basis until the provisional appointment of the director appointed by the board of directors is confirmed at the next general meeting of shareholders.

The compensation of our directors will be determined by our board of directors, subject to ratification by the shareholders at the annual general meeting approving the annual accounts of the relevant fiscal year, and there is no requirement that a specified number or percentage of independent directors must approve any such determination. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

Share Repurchases

We may repurchase issued shares or have another person repurchase issued shares for our account, subject to the following conditions:

(i)	prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

a.	the terms and conditions of the proposed repurchase and in particular the maximum number of shares to be repurchased;

b.	the duration of the period for which the authorization is given, which may not exceed five years; and

c.	in the case of repurchase for consideration, the minimum and maximum consideration per share, provided that the prior authorization shall not apply in the case of shares acquired by either the Company, or by a person acting in his or her own name on its behalf, for the distribution thereof to its staff or to the staff of a company with which it is in a control relationship;

(ii)	the repurchase, including the shares that the Company has previously acquired and that it holds in treasury as well as the shares acquired by a person acting in its own name but for the account of the Company, may not have as consequence that the Company’s net assets fall below the sum of the subscribed share capital, plus any reserves that the law or the articles do not allow to distribute;

(iii)	only fully paid-up shares may be repurchased;

(iv)	the voting and dividend rights attached to the repurchased shares will be suspended as long as the repurchased shares are held by the Company; and the acquisition offer must be made on the same terms and conditions to all the shareholders who are in the same position, except for acquisitions which were unanimously decided by a general meeting at which all the shareholders were present or represented. In addition, listed companies may repurchase their own shares on the stock exchange without an acquisition offer having to be made to the Company’s shareholders.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the board of directors is authorized to acquire and sell the Company’s shares under the conditions set forth in article 430-15 of the Act, which are described above. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force.

The Articles authorize the board of directors to purchase the Company’s own shares in accordance with Luxembourg law on such terms and in such manner as may be authorized by the general meeting of shareholders in an ordinary resolution, subject to the rules of any stock exchange on which the shares are traded. The articles provide that the board of directors is authorized for a period of 5 years from March 4, 2024 to make (i) open market repurchases of shares subject to certain conditions and (ii) repurchases of shares other than as described in (i) where the same terms are offered to all shareholders in a similar situation. In addition, pursuant to Luxembourg law, the Company may directly or indirectly repurchase shares by resolution of its board of directors without the prior approval of the general meeting of shareholders if such repurchase is deemed by the board of directors to be necessary to prevent serious and imminent harm to the Company, or if the acquisition of shares has been made with the intent of distribution to its employees and/or the employees of any entity having a controlling relationship with it (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the Act.

Preemptive and Accretion Rights

Under Luxembourg law, unless limited, waived or canceled by our board of directors in the context of the authorized share capital or pursuant to a decision of an extraordinary general meeting of shareholders pursuant to the provisions of the articles of association relating to amendments thereof, holders of our ordinary shares have a pro rata pre-emptive right to subscribe for any new ordinary shares issued for cash consideration. Our articles of association provide that pre-emptive rights can be waived, suppressed or limited by our board of directors for a period ending on the fifth anniversary of the date of extraordinary general meeting of shareholders held on March 4, 2024 which period therefore ends on March 4, 2029, in the event of an increase of the issued share capital by our board of directors within the limits of the authorized share capital. See “—Voting Rights.”

Voting Rights

Each class A share will be entitled to one vote per class A share. Each class B share will be entitled to ten votes per class B share.

Holders of class A shares and class B shares will vote together on all matters unless otherwise required by our articles of association or by law.

Amendment to Articles of Association

Shareholder Approval Requirements. Luxembourg law requires that an amendment to our articles of association generally be made by extraordinary resolution. The agenda of the general meeting of shareholders must indicate the proposed amendments to the articles of association.

Pursuant to the Act and our articles of association, for an extraordinary resolution to be considered at a general meeting, the quorum must generally be at least 50% of our issued voting share capital. Any extraordinary resolution shall be adopted at a quorate general meeting (save as otherwise required by law) upon a two-thirds majority of the votes validly cast on such resolution. If the quorum of 50% is not reached at this meeting, a second general meeting may be convened, in which no quorum is required, and may approve the resolution at a majority of two-thirds of votes validly cast. Furthermore, if the relevant deliberation is likely to change the respective rights of the various share classes, the deliberation must, to be validly adopted, fulfill such quorum and majority requirements within each class.

Formalities. Any resolutions to amend the articles of association or to approve a merger, de-merger, conversion, change of nationality, dissolution or change of nationality must be taken before a Luxembourg notary and such amendments must be published in accordance with Luxembourg law.

Information Rights

Luxembourg law gives shareholders limited rights to inspect certain corporate records 15 calendar days prior to the date of the annual general meeting of shareholders, including the annual accounts with the list of directors and auditors, the consolidated accounts, the notes to the annual accounts and the consolidated accounts, a list of shareholders whose shares are not fully paid-up, the management report(s) and the auditor’s report.

Dividends

The class A shares and class B shares will be entitled to participate equally in distributions made by us, with economic entitlement proportionate to the number of shares held (and not the voting power of a shareholder). There are no legislative or other legal provisions currently in force in Luxembourg or arising under our articles of association that restrict the payment of dividends or distributions to holders of our ordinary shares not resident in Luxembourg, except for regulations restricting the remittance of dividends, distributions, and other payments in compliance with United Nations and EU sanctions. Under Luxembourg law, the amount and payment of dividends or other distributions is determined by a simple majority vote at a general shareholders’ meeting based on the recommendation of our board of directors, except in certain limited circumstances.

There are no fixed dates on which a shareholder is entitled to receive a dividend. The Company may declare and pay dividends in accordance with the Act. Dividends may be declared by the general meeting upon approval of the annual accounts for the immediately preceding financial year.

The articles of association of the Company also provide that the board of directors has the power to decide on and distribute interim dividends (including by way of staggered payments) by way of a cash dividend or by way of a dividend in kind, in accordance with the provisions applicable to commercial companies as set forth in the Act.

The amount of a dividend declared by the general meeting upon approval of the annual accounts may not exceed the amount of the profits at the end of the last financial year plus any profits carried forward and any amounts drawn from reserves which are available for that purpose, minus any losses carried forward and sums to be placed in reserve in accordance with the law or the articles of association of the Company. Interim dividends may be declared and paid by the board of directors out of available net profits, premium or other available reserves subject to complying with conditions required by law subject to such dividend not exceeding the amount available for distribution which shall not exceed total profits made since the end of the last financial year for which the annual accounts have been approved, plus any profits carried forward and sums drawn from reserves available for this purpose, less losses carried forward and any sums to be placed to reserve pursuant to the requirements of the law or the articles of association of the Company. Dividend payments that have not been claimed within five years after the date on which they become due revert back to the Company according to Article 2277 of the Luxembourg Civil Code.

Under Luxembourg law, at least 5% of our net profits per year must be allocated to the creation of a legal reserve until such reserve has reached an amount equal to 10% of our issued share capital. The allocation to the legal reserve becomes compulsory again when the legal reserve no longer represents 10% of our issued share capital. The legal reserve is not available for distribution. Distributions may be lawfully declared and paid if our net profits and/or distributable reserves are sufficient under Luxembourg law.

Annual accounts

Under Luxembourg law, our board of directors must prepare annual accounts and consolidated accounts. Except for certain cases as provided for by Luxembourg law, our board of directors must also annually prepare management reports on the annual accounts and consolidated accounts. The annual accounts, the consolidated accounts, management reports and auditor’s reports must be available for inspection by shareholders at our registered office and on our website for an uninterrupted period beginning at least eight calendar days prior to the date of the annual ordinary general meeting of shareholders.

The annual accounts and consolidated accounts are audited by an approved statutory auditor (réviseur d’entreprises agréé).

The annual accounts and the consolidated accounts, will be filed with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) and disseminated as regulated information.

Changes in Capital

Our share capital may be increased or decreased by a decision of the general meeting of shareholders taken by the affirmative votes of at least two-thirds (2/3) of the votes validly cast on such resolution by shareholders entitled to vote in accordance with the articles of association of the Company, in a meeting at which the holders of at least one half (1/2) of the share capital in issue entitled to vote are present in person or by proxy.

The foregoing notwithstanding, on March 4, 2024, our shareholders delegated to our board of directors the authority to approve the issuance of up to 500,000,000 class A shares and up to 65,000,000 class B shares, which delegation will remain in place for five (5) years thereafter and will allow our board of directors to determine the timing, amount, and conditions of each such capital increase, without requiring further shareholders’ approval. This approval also included an express advanced waiver of any preemptive rights that would apply in connection with any such capital increases. The general meeting may amend, renew or extend such authorized share capital and such authorization to the board of directors to issue ordinary shares.

The board of directors may authorize the issuance of ordinary shares out of the authorized share capital (capital autorisé) in accordance with the quorum and voting thresholds set forth in our articles of association. If the proposal of the board of directors to issue new ordinary shares exceeds the limits of our authorized share capital, the board of directors must then convene the shareholders to an extraordinary general meeting to be held in the presence of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association.

Form and Transfer of Common Shares

Our shares are issued in registered form only (actions nominatives). Any shareholder may, subject to the provisions of the Act and the restrictions contained in the Company’s articles of association, transfer all or any of such shareholder’s shares by written instrument of transfer; provided that shares listed or admitted to trading on a stock exchange may be transferred in accordance with the rules and regulations of such exchange.

Under Luxembourg law, the ownership of registered shares is established by the inscription of the name of the shareholder and the number of shares held by him or her in the shareholders’ register. Transfers of ordinary shares not deposited into securities accounts are effective towards us and third parties either through the recording of a declaration of transfer into the shareholders’ register, signed and dated by the transferor and the transferee or their representatives or by us, upon notification of the transfer to, or upon the acceptance of the transfer by, us. Should the transfer of ordinary shares not be recorded accordingly, the shareholder is entitled to enforce his or her rights by initiating the relevant proceedings before the competent courts of Luxembourg.

Conversion

Each class B share is convertible into one class A share (i) automatically upon any transfer that is not a permitted transfer in accordance with the Company’s articles of association or (ii) at any time at the option of the holder of such class B share, exercised by notice to the Company in accordance with the Company’s articles of association. The board of directors may suspend the voting rights of such class B share until such class B share is converted into a class A share. The board of directors has the exclusive authority to determine whether a transfer of a class B share is a permitted transfer.

For so long as Enfoca and Luis Felipe Pinillos Casabonne hold in the aggregate 10% or more of the voting power of our issued and outstanding share capital, we will have a dual class structure. However, if, on any given date, the ordinary shares held directly or indirectly by Enfoca and Mr. Pinillos Casabonne represent in the aggregate less than 10% of the voting power of our issued and outstanding share capital, then all the class B shares will be immediately converted into class A shares with full and equal economic and voting rights as provided under Luxembourg law on a one-to-one basis and the board of directors may suspend the voting rights of any class B shares outstanding. For purposes of our articles of association, Enfoca is defined as Enfoca Discovery 2 LP, Enfoca Descubridor 1, Fondo de Inversión, Enfoca Descubridor 2, Fondo de Inversión, Enfoca Discovery 1 SAC, Enfoca Discovery Parallel SAC, Enfoca Sociedad Administradora de Fondos de Inversión S.A., Enfoca Asset Management Ltd. and Enfoca Investments Ltd., any other entity administered or controlled by Enfoca Investments Ltd, or any affiliate (i.e. any person directly or indirectly controlling, controlled by or under common control with the relevant person) of any of the foregoing.

Liquidation Rights

If we are liquidated, our shareholders only have the right to receive net assets remaining after payment of all debts, charges and expenses resulting from the liquidation after we comply with our obligation to pay all our creditors and after discounting any existing dividend liabilities. For this reason, we cannot assure you that we will be able to reimburse 100% of the book value of our ordinary shares, including the class A shares, in case of bankruptcy or liquidation.

In the event of the dissolution of the Company for whatever reason, the liquidation will be carried out by one or more liquidators appointed by the General Meeting which will determine their powers and their compensation. Once all debts, charges and liquidation expenses have been met, any balance resulting shall be paid to the shareholders.

Ordinary/Annual General Meeting and Extraordinary Meetings

Under Luxembourg law, our ordinary/annual general meeting of shareholders must be held during the six-month period after the end of each fiscal year.

Other shareholders’ meetings may be convened by the board of directors or by the statutory auditor(s) when it is requested by holders holding at least 10% of the share capital, as often as the interest of the Company demands and be held at such place and time as may be specified in the respective convening notice of the meeting. In such case, the general meeting of shareholders must be held within one month from the receipt of such request. If the meeting called is other than the annual shareholders’ meeting or a shareholders’ meeting required by Luxembourg law or the articles of association, the agenda will contain those matters requested by the shareholders who requested the meeting.

One or more shareholder(s) representing at least one-tenth of the share capital of the Company may require the inclusion of one or more items on the agenda of any general meeting of shareholders.

Notices of Meetings

Notice for shareholders’ meetings must include the date, time, place and agenda of the meeting and must be distributed through announcements filed with the Luxembourg Trade and Companies Register and published at least 15 days before the shareholders’ meeting on the Recueil électronique des sociétés et associations and in a Luxembourg newspaper. Notices by mail must be sent at least 8 days before the meeting to the registered shareholders by ordinary mail (lettre missive). Alternatively, notices may be exclusively given by registered mail if the company has only issued registered shares or if the addressees have individually agreed to receive the convening notices by another means of communication ensuring access to the information, by such means of communication. If all of the voting shareholders are present or represented at a general meeting of shareholders and have waived any convening requirements, the meeting may be held without prior notice or publication.

Quorum and Voting Requirements

An extraordinary general meeting of shareholders convened for the purposes of amending the articles of association of the Company must have a quorum of at least 50% of our issued share capital. If such quorum is not present, a second meeting may be convened for which Luxembourg law does not prescribe a quorum. Amendments to the articles of association are subject to the approval of at least two-thirds of the votes cast at such extraordinary general meeting of shareholders. Furthermore, if the relevant deliberation is likely to change the respective rights of the various share classes, the deliberation must, to be validly adopted, fulfill such quorum and majority requirements within each class. In accordance with our articles of association and Luxembourg law, in order for the Company to determine which shareholders are entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days before the date of such meeting. If the board of directors does not fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business in Luxembourg on the day that is not a Saturday, Sunday or Luxembourg public holiday next preceding the day on which notice is given.

Limitations on the Rights of Nonresidents or Foreign Shareholders

There are no limitations under our articles of association or Luxembourg law on the rights of non-residents or foreign shareholders to own securities or exercise voting rights with respect to our securities.

Disclosure of Shareholdings

There are no provisions in our articles of association governing the ownership threshold above which share ownership must be disclosed.

However, the Luxembourg law of 12 November 2004 on the fight against money laundering and terrorism financing, as amended (the “AML Law”), the Grand-Ducal regulation of 1st February 2010 providing details on certain provisions of the said law (the “Grand-Ducal Regulation”), the law of 13 January 2019 establishing a register of beneficial owners (the “UBO Register Law”) and article 6(a)(i) of the Directive (EU) 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing, as amended (the “Fourth AML Directive,” together with the AML Law, the UBO Register Law and the Grand-Ducal Regulation, the “AML Regulations”) require the board of directors to declare the existence of any ultimate beneficial owner (bénéficiaire effectif) of the Company in the sense of article 7(a)(i) of the AML Law i.e., a natural person holding directly or indirectly a shareholding of 25% plus one share or an ownership interest of more than 25% or otherwise controlling the Company.

Mergers and De-mergers

A merger by absorption whereby a Luxembourg company, after its dissolution without liquidation, transfers to the absorbing company all of its assets and liabilities in exchange for the issuance to the shareholders of the company being acquired of shares in the acquiring company, or a merger effected by transfer of assets to a newly incorporated company, must, in principle, subject to certain exceptions, be approved by a special resolution of the shareholders of the company adopted at the occasion of an extraordinary general meeting held before a notary. Similar rules apply to a de-merger of a Luxembourg company.

Anti-Takeover Provisions

Our articles of association provide a classified board, which means that our board of directors will be classified into three classes of directors that are, as nearly as possible, of equal size. (i) The class A directors shall serve for an initial three-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2026, (ii) the class B directors shall serve for an initial four-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2027 and (iii) the class C directors shall serve for an initial five-year term of office until the annual general meeting of the shareholders approving the annual accounts for the financial year ending on December 31, 2028. Following the expiry of their initial term, each class of directors will be elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. The existence of a classified board could impede a proxy contest or delay a successful tender offeror from obtaining majority control of the board of directors, and the prospect of that delay might deter a potential offeror.

Registrar and Transfer Agent

We have appointed Continental Stock Transfer & Trust Company as our U.S. registrar and transfer agent, and all class A shares and shareholders are transferred from the register held at our registered office to the register held by our U.S. registrar and transfer agent. The register of shareholders to be kept at the Company’s registered office contains the holders of class B shares and records the class A shares with reference to the records of the U.S. registrar and transfer agent. The U.S. registrar and transfer agent will provide to the Company, upon request, a copy of such register of class A shares to enable the Company to comply with its obligations in case a shareholder arrives at the registered office to inspect the shareholders register.

Taxation

Material U.S. Federal Income Tax Considerations

Our Annual Report on Form 20-F (which is incorporated by reference herein) provides a discussion of the material U.S. federal income tax considerations that may be relevant to prospective investors in our class A shares. The applicable prospectus supplement for any offers of class A shares by the Company may also contain information about any material U.S. federal income tax considerations relating to the securities covered by such prospectus supplement.

Material Luxembourg Tax Considerations

Our Annual Report on Form 20-F (which is incorporated by reference herein) provides a discussion of Luxembourg tax consequences that may be relevant to prospective investors in our class A shares. The applicable prospectus supplement for any offers of class A shares by the Company may also contain information about any material Luxembourg tax considerations relating to the securities covered by such prospectus supplement.

Plan of Distribution

We and any selling securityholders may sell the securities offered by this prospectus:

•	through or to underwriters;

•	through or to dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of these methods.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriters, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the public offering price of the securities;

•	any discounts or concessions allowed or reallowed; and

•	confirm any exchange on which the securities will be listed, if any.

Underwriters

If we or any selling securityholders use underwriters in the sale, we or the selling securityholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any selling securityholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling securityholders or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling securityholders may also sell class A shares short using this prospectus and deliver class A shares covered by this prospectus to close out such short positions, or loan or pledge class A shares to financial institutions that in turn may sell the class A shares using this prospectus. We or any selling securityholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling securityholders default in the performance of its obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling securityholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in certain offerings may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or any selling securityholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling securityholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling securityholders may sell securities directly or through agents that we or the selling securityholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling securityholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling securityholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other similar institutions as we or any selling securityholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or

•	the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling securityholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against certain civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Legal Matters

Certain matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the class A shares and other matters governed by Luxembourg law will be passed upon for us by Stibbe Avocats (association d’avocats) and for the underwriters by a law firm named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Auna S.A. as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 have been incorporated by reference herein in reliance upon the report of Emmerich, Cordova y Asociados, S. Civil de R.L. Ltda, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers.

Documents that we file with the SEC are also available on the website maintained by the SEC (www.sec.gov). Our class A shares are listed on the NYSE. You can consult reports and other information about Auna that it filed pursuant to the rules and regulations of the SEC.

Incorporation of Documents by Reference

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings that we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 10, 2025; and

•	With respect to each offering of securities under this prospectus, all our future reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC or furnish to the SEC, respectively, on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Information that we file with the SEC will automatically update and supersede the information included in this prospectus or previously incorporated by reference into this prospectus. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, without charge to the requester, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:

Auna S.A.
6, rue Jean Monnet
L-2180 Luxembourg
Grand Duchy of Luxembourg
+51 1-205-3500

You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

According to the registrant’s articles of association, the directors and executive officers of the company shall be indemnified by the company for any reasonable expenses incurred and for any loss or damage suffered in connection with any action, lawsuit or proceeding to which they have been a party as a result of their position as director or executive officer, to the extent such action, lawsuit or proceeding is not attributable to them. We maintain liability insurance which insure our directors and officers against liability which he or she may incur in his or her capacity as such.

Item 9. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1**	Form of Underwriting Agreement relating to class A shares
3.1***	Amended Articles of Association of Auna S.A., dated February 5, 2025. (incorporated by reference to Exhibit 1.1 to the annual report for the fiscal year ended December 31, 2024 on Form 20-F (File No. 001-41982), filed with the SEC on April 10, 2025).
5.1***	Opinion of Stibbe Avocats (association d’avocats), Luxembourg counsel to the registrant, as to the validity of the class A shares.
23.1*	Consent of Emmerich, Córdova y Asociados, Sociedad Civil
23.2***	Consent of Stibbe Avocats (association d’avocats) (included in Exhibit 5.1).
24.1***	Power of Attorney (included on the signature page of the Registration Statement).
107.1***	Filing Fee Table

*	Filed herewith.

**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

***	Previously filed.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in the City of Lima, Perú, on May 2, 2025.

Auna S.A.

By:	/s/ Jesús Zamora
	Name:	Jesús Zamora
	Title:	President

By:	/s/ Gisele Remy
	Name:	Gisele Remy
	Title:	Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jesús Antonio Zamora	President and Director	May 2, 2025
Jesús Antonio Zamora	(principal executive officer)

/s/ Gisele Remy	Chief Financial Officer	May 2, 2025
Gisele Remy	(principal financial officer and principal accounting officer)

*	Director	May 2, 2025
Luis Felipe Pinillos

*	Director	May 2, 2025
Jorge Basadre

*	Director	May 2, 2025
Leonardo Bacherer

*	Director	May 2, 2025
Robert Oberrender

*	Director	May 2, 2025
Andrew Soussloff

*	Director	May 2, 2025
John Wilton

*	Director	May 2, 2025
Teresa Gutierrez

*	Director	May 2, 2025
Guadalupe Phillips

*By:	/s/ Gisele Remy
	Name:	Gisele Remy
	Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in the capacity as the duly authorized representative of the Registrant, in the City of New York, New York, on May 2, 2025.

Authorized U.S. Representative - Cogency Global Inc.

*By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.